EXHIBIT 3.26
                              AMENDED AND
                            RESTATED BYLAWS
                                   OF
                             EMPIRE OIL CO.,
                        a California Corporation

                                ARTICLE I

                           LOCATION OF OFFICE

     The principal office of Empire Oil Co., a California corporation (the "Corporation") in the State of California shall be located in Bloomington, California, County of San Bernardino. The Corporation may have such other offices, either within or without the State of California as the business of the Corporation may require from time to time.

                               ARTICLE II

                              SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held in the second quarter of each fiscal year for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meetings shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for the annual shareholders' meeting.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, the Secretary, by a majority of the Board of Directors or by the holders of not less than a majority of all the outstanding shares of the Corporation.

     SECTION 3. PLACE OF MEETING. The President or Secretary may designate any place, either within or without the State of California, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders also may designate any place, either within or without the State of California, as the place for the holding of such meeting. If no designation is made or if a special meeting be otherwise called, the place for the holding of such meeting shall be the principal office of the Corporation in the State of California.

     SECTION 4. NOTICE OF SHAREHOLDERS' MEETINGS. Written notice of each shareholders' meeting stating the date, time and the place, and the purpose for which such meeting is called, shall be given by the President, the Treasurer, the Secretary, an Assistant Secretary or by any one or more shareholders entitled to call a special meeting of the shareholders, personally or by mail not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days prior to the date of the meeting, to each shareholder of record at the shareholder's address as it appears on the stock books of the Corporation, unless such shareholder shall have filed with the Secretary of the Corporation a written request that notice intended for the shareholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     SECTION 5. QUORUM OF SHAREHOLDERS. At any meeting of the shareholders, a majority of the shares entitled to vote, represented by shareholders of record in person or by proxy, shall constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except in the case of withdrawal of shareholders at a meeting at which a quorum was present. When a quorum is present at any meeting, the affirmative vote of a majority of the shares represented and voting at the meeting shall constitute the act of the shareholders, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 6. VOTING. Voting of shares shall be in accordance with the requirements of the California General Corporation Law, or other applicable statutes, as now existing or as hereafter amended. Unissued shares shall not be voted. There shall be no cumulative voting.

     SECTION 7. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

     SECTION 8. ACTION BY CONSENT. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the effect of a unanimous vote.

                              ARTICLE III

                                 STOCK

     SECTION 1. CERTIFICATES. Certificates for shares shall be in a form approved and adopted by the Board of Directors. They shall be signed by the Chairman or Vice-Chairman of the Board of Directors, the President, or any Vice President, and counter-signed by the Secretary. They shall be consecutively numbered and state upon their face the information required by law. The name and address of the person owning the shares with the number of shares and the date of issue shall be entered on the Corporation's books.

     SECTION 2. ASSIGNMENT AND CANCELLATION. All share certificates transferred by assignment shall be surrendered for cancellation and new certificates issued to the purchasers or assignees.

     SECTION 3. TRANSFER. Shares of stock shall be transferred on the books of the Corporation only by the holder thereof in person or by the holder's attorney-in-fact.

                              ARTICLE IV

                              DIRECTORS

     SECTION 1. GENERAL POWERS. The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business, and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with laws of the State of California, with the Articles of Incorporation of the Corporation, or with these bylaws. The Board of Directors shall have the power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and for any other purpose, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

     SECTION 2. NUMBER, TENURE AND DISQUALIFICATIONS. The number of Directors of the Corporation shall be three. Each Director shall hold office until the next annual meeting of the shareholders of the Corporation or until the Director's successor shall have been elected and qualified. Directors need not be residents of California nor shareholders of the Corporation.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of California, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any one Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of California, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5. NOTICE. Notice of any special meeting shall be given at least two days prior thereto by written notice delivered personally or mailed to each Director at the Director's business address, or by telephone, facsimile, e-mail or commercial mail services. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the authorized number of Directors fixed by these bylaws as constituting the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number (not less than two) may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the Directors present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these bylaws.

     SECTION 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to that action and if the number of Directors serving at the time constitutes a quorum. Such consent shall have the effect of a unanimous vote and shall be equally valid as if said action were approved at a meeting.

     SECTION 9. PARTICIPATION BY TELEPHONE. Any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

     SECTION 10. VACANCIES. Any vacancy occurring on the Board of Directors, other than a vacancy created by reason of the removal of a director, or in a directorship to be filled by reason of any increase in the number of directors, may be filled by the Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of the Director's predecessor in office.

     SECTION 11. COMPENSATION. Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                             ARTICLE V

                             OFFICERS

     SECTION 1. NUMBER. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be elected in accordance with the provisions of this Article V. The Board of Directors, by resolution, may create the offices of one or more Assistant Treasurers and Assistant Secretaries, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. CHAIRMAN OF THE BOARD. The chairman of the board, if such an office be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors or prescribed by these bylaws.

     SECTION 6. PRESIDENT. The President, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates for shares, bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases, and contracts of the Corporation. He shall perform all the duties commonly incident to this office and shall perform such other duties as the Board of Directors shall designate.

     SECTION 7. VICE PRESIDENT. Except as specially limited by vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President and shall have the power to sign all certificates for shares, bonds, deeds, and contracts of the Corporation. He shall perform such other duties and have such other powers as the Board of Directors shall designate.

     SECTION 8. TREASURER. The Treasurer shall be the Chief Financial Officer of the Corporation and, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the Corporation in such bank or banks as the Board of Directors shall designate. He may endorse for deposit or collection all checks and notes payable to the Corporation or to its order, may accept drafts on behalf of the Corporation, and together with the President or a Vice President may assign share certificates. He shall keep accurate books of account of the Corporation's transactions, which shall be the property of the Corporation, and shall be subject at all times to the inspection and control of the Board of Directors.

     SECTION 9. SECRETARY. The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, and shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designate. The Secretary shall have power, together with the President or a Vice President, to sign certificates for shares of the Corporation. In his absence at any meeting an Assistant Secretary or a Secretary Pro Tempore shall perform his duties thereat.

     SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary respectively, or by the President or the Board of Directors.

                             ARTICLE VI

                CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                             ARTICLE VII

                             FISCAL YEAR

     The fiscal year of the Corporation shall be the twelve-month period ending December 31 of each year.

                            ARTICLE VIII

                             DIVIDENDS

     SECTION 1. SOURCE AND FORM. Dividends may be declared in the form of cash, in the Corporation's authorized but unissued shares, or in the property of the Corporation. No dividends shall be declared or paid on the stock of the Corporation if, were the dividends paid, either (1) the Corporation would be unable to pay its debts as they become due in the usual course of its business; or (2) the Corporation's total assets would be less than the sum of its total liabilities and the maximum amount that then would be payable in any liquidation, in respect of all outstanding shares having preferential rights in liquidation.

     SECTION 2. DECLARATION. The date for the declaration of dividends shall be the date of the meeting of the Board of Directors at which the dividends are declared. The Board of Directors in its discretion shall declare what, if any, dividends shall be issued upon the stock of the Corporation. Dividends may be declared at any meeting, regular or special, of the Board of Directors. The Board of Directors may fix in advance a record date for the determination of the shareholders entitled to a dividend distribution, which date shall not be less than three (3) days nor more than twenty (20) days from the date on which such Board took such action. The shareholders of record as of the record date shall be entitled to receive the dividends.

                             ARTICLE IX

                                SEAL

     The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation.

                              ARTICLE X

                          WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the California General Corporation Law, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI

               INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation, by approval given to these bylaws, indemnifies each and every Director and officer and each person who may hereafter at any time serve at its request as a Director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and reasonably incurred by each such Director and officer in connection with the settlement or defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such Director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty to the Corporation; and it specifically indemnifies each such Director and officer from payment of any judgment, levy, or demand that might be granted against any such Director or officer by virtue of his occupancy of said directorship or office growing out of any such action, suit, or proceeding.

     The indemnification described in this ARTICLE XI is in addition to, and not in lieu of, the indemnification of directors and officers described in Section 317 of the California General Corporation Law, as the same may be amended from time to time.

                             ARTICLE XII

                             AMENDMENTS

     These bylaws may be altered, amended or repealed and new bylaws may be adopted at any annual meeting of the Board of Directors of the Corporation or at any special meeting when the proposal to amend these bylaws has been stated in the notice of such special meeting, by a majority vote of the Directors represented at the meeting.

                      CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of Empire Oil Co., a California corporation; and

2.  That the foregoing Amended and Restated Bylaws, consisting of eight
(8) pages, constitute the Bylaws of said corporation, as duly adopted by the Board of Directors on January 2, 2007.

IN WITNESS WHEREOF, I have executed this Certificate as of this 2nd day of January, 2007.

                                   /s/ KIM H. BULLERDICK
                                   ----------------------------
                                   Kim H. Bullerdick, Secretary